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                                  [LETTERHEAD]


                        INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Registration Statement of Aim Smart Corporation on Form SB-2 of our report dated February 26, 1999, except as to
Note 10 which is as of June 14, 1999, appearing in the Prospectus, which is a part of such Registration Statement relating to the consolidated financial statements of Aim Smart Corporation and Subsidiary and to the reference to our Firm under caption "Experts" in such Prospectus.



                                   /s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                   --------------------------------------------
                                   MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                   Certified Public Accountants

New York, New York
June 14, 1999